UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 5, 2006
Date of Report: (Date of earliest reported event)

Golden Eagle International, Inc.

(Exact Name of Registrant as Specified in its Charter)

Colorado	0-23726	84-1116515
(State or Other	(Commission	(I.R.S. Employer
Jurisdiction of	File Number)	Identification
Incorporation)		No.)

9661 South 700 East, Salt Lake City, Utah 84070
(Address of Principal Executive Offices) (Zip Code)

(801) 619-9320
(Registrant’s Telephone Number, Including Area Code)

Not applicable
(Former Name or Former Address, If Changed Since Last Report.)

Item 8.01     Other Events.

On January 5, 2006 we issued a press release regarding an interview given by our CEO, Terry C. Turner, to WallStreetReporter.com, which was posted on its web site regarding our Rio Mojos gold project, as well as the overall perspectives for our Company. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Statements and Exhibits

Item 9.01     Financial Statements and Exhibits

99.1     Press release dated January 5, 2006.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, on the 5th day of January, 2006.

Golden Eagle International, Inc. By: /s/ Terry C. Turner —————————————— Terry C. Turner President and Chief Executive Officer